Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First St.		July 1, 2015
San Jose, CA 95112

Contact:	Shannon Dean (408) 367-8243	For Immediate Release
Tom Smegal (408) 367-8219

HAWAII WATER SERVICE COMPANY

RECEIVES REGULATORY APPROVALS THAT WILL ADD NEARLY

$3 MILLION TO ANNUAL REVENUES

WAIKOLOA, Hawaii—California Water Service Group announced today that its subsidiary, Hawaii Water Service Company (Hawaii Water), received two decisions from the Hawaii Public Utilities Commission (Commission) that will increase annual revenues by $2,775,020.

On June 29, 2015, the Commission approved a rate increase and change in rate design for Hawaii Water Service Company’s Kona Water System, which operates as Kona Water Service Company (Kona Water). In its decision, the Commission approved an increase in revenue of $2,101,024, or 58.8%, to be phased in over six months to reduce the impact to customers. Kona Water provides potable water service and wastewater collection and treatment to homes and businesses in the Kukio Resort community on the Big Island.

The rate design change for Kona Water implements a “ready-to-serve” charge for water service, which includes a fixed amount of consumption, in addition to the current meter and consumption charges. Only water consumption over 10,000 gallons will be charged set quantity rates. For wastewater service, the quantity charge will only apply to the first 7,000 gallons of water used under the new rate design.

Additionally, in a decision on June 22, 2015, the Commission approved a rate increase for Hawaii Water Service Company’s Waikoloa Sanitary Sewer System, which operates as West Hawaii Sewer Company (West Hawaii Sewer). In this decision, the Commission approved an increase in revenue of $673,996, or 68.4%. West Hawaii Sewer provides wastewater collection and treatment services to homes and businesses in the Waikoloa Village community on the Big Island of Hawaii.

“We appreciate these decisions made by the Hawaii Public Utilities Commission after a thorough review of our operations, costs, and service,” said Martin A. Kropelnicki, President and CEO of Hawaii

Water Service Company.  “We have made significant investments in the water and wastewater systems for our West Hawaii Sewer and Kona Water customers to help ensure that we are able to meet stringent water and wastewater standards and provide reliable service to our customers.”

These increases, the first since Hawaii Water Service Company acquired the West Hawaii Sewer and Kona Water systems in 2008, will allow the Company to recover costs and for infrastructure improvements made to the water and wastewater systems, including installation of  two new wastewater treatment plants in West Hawaii Sewer, and installation of emergency generators, maintenance of and upgrades to the water and wastewater treatment plants, replacement of a well pump, and replacement of the Supervisory Control and Data Acquisition (SCADA) system in Kona Water.

Because the cost of electricity is such a significant portion of the cost of providing water and wastewater service in Hawaii, the two decisions also allow for the entire cost of power to be separately identified from all other charges on the customer’s bill. Hawaii Water Service Company, which passes through power costs to customers, testified to the Commission that this separate line item is important to give customers visibility on how much energy it takes to provide water and wastewater service to them.

The Commission’s decisions were based on a settlement reached with the State of Hawaii Consumer Advocate’s office on West Hawaii Sewer’s general rate case filing, and on a partial settlement reached with the Consumer Advocate’s office on the Kona Water general rate case filing. The company now plans to file a general rate case application for each of its Hawaii service areas at least every three years with the Commission to ensure that rates accurately reflect the costs of providing utility service.

Hawaii Water Service Company provides water and wastewater service to many communities located on Maui and Big Island of Hawaii. Hawaii Water Service Company is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities.  Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”  Additional information is available at our web site at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; changes in accounting treatment for regulated companies, including adoption of International Financial Reporting Standards, if required; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; litigation that may result in damages or costs not recoverable from third parties; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather and climate on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; our ability to attract and retain qualified employees; labor relations matters as we negotiate with the unions; federal health care law changes that could result in increases to Company health care costs and additional income tax expenses in future years; changes in federal and state income tax regulations and treatment of such by regulatory commissions; implementation of new information technology systems; changes in operations that result in an impairment to acquisition goodwill; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; general economic conditions, including changes in customer growth patterns and our ability to collect billed revenue from customers; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

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